As filed with the Securities and Exchange Commission on September 15, 2006                    Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-3607736
(State of Incorporation)	(I.R.S. Employer Identification No.)

28903 North Avenue Paine
Valencia, California 91355
(Address of principal executive offices)

2004 Equity Incentive Plan
(Full title of the plans)
Alfred E. Mann
Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine
Valencia, California 91355
Tel: (661) 775-5300
Fax: (661) 775-2080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
D. Bradley Peck Esq.
Cooley Godward llp
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000
Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.01 per share)	3,259,590 shares	$18.10 (2)	$58,998,579.00	$6,312.85
Common Stock issuable pursuant to options issued under the 2004 Equity Incentive Plan (par value $0.01 per share)	740,410	$17.87 (3)	$13,231,126.70 (3)	$1,415.73
Total	4,000,000	N/A	$72,229,705.70	$7,728.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement shall also cover any additional shares of our Common Stock that may become issuable under the 2004 Equity Incentive Plan, or 2004 EIP, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Common Stock.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on September 12, 2006, as reported on the Nasdaq Global Market.

(3)	This estimate is made pursuant to Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and the aggregate offering price are calculated using a weighted average exercise price for such shares of $17.87 per share.

Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NO. 333-117811 AND NO. 333-127876
          This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 EIP, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on July 30, 2004 (File No. 333-117811) and August 26, 2005 (File No. 333-127876). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
Item 8. Exhibits.

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (1)

4.3	Form of Common Stock Certificate. (1)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Mannkind Corporation 2004 Equity Incentive Plan.(1)

99.2	Form of Stock Option Agreement under the Mannkind Corporation 2004 Equity Incentive Plan.(2)

99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan.(3)

(1)	Filed as an exhibit to our Current Report on Form 8-K dated May 31, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the Commission on April 30, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.
Item 9. Undertakings.
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i)	To include any prospectus required by Section 10(a)(3) of the Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
          (4) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (5) That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California on September 15, 2006.

MannKind Corporation
By:	/s/ Alfred E. Mann
Alfred E. Mann
Chief Executive Officer and Chairman

POWER OF ATTORNEY
          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Hakan S. Edstrom, Richard L. Anderson and David Thomson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alfred E. Mann	Chief Executive Officer
Alfred E. Mann	and Chairman of the Board (Principal Executive Officer)	September 15, 2006

/s/ Hakan S. Edstrom	President, Chief Operating Officer and Director
Hakan S. Edstrom		September 15, 2006

/s/ Richard L. Anderson	Corporate Vice President and Chief Financial
Richard L. Anderson	Officer (Principal Financial and Accounting Officer)	September 15, 2006

/s/ Kathleen Connell, Ph.D.	Director	September 15, 2006
Kathleen Connell, Ph.D.

/s/ Ronald Consiglio	Director	September 15, 2006
Ronald Consiglio

/s/ Michael Friedman, M.D.	Director	September 15, 2006
Michael Friedman, M.D.

/s/ Llew Keltner, Ph.D.	Director	September 15, 2006
Llew Keltner, Ph.D.

/s/ Kent Kresa	Director	September 15, 2006
Kent Kresa

/s/ David MacCallum	Director	September 15, 2006
David MacCallum

	Director	September ___, 2006
Henry L. Nordhoff

EXHIBIT INDEX

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (1)

4.3	Form of Common Stock Certificate. (1)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Mannkind Corporation 2004 Equity Incentive Plan.(1)

99.2	Form of Stock Option Agreement under the Mannkind Corporation 2004 Equity Incentive Plan.(2)

99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan.(3)

(1)	Filed as an exhibit to our Current Report on Form 8-K dated May 31, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the Commission on April 30, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.